Slide 1

Bear Stearns 21st Annual Media Conference

The Breakers Hotel
Palm Beach
March 10, 2008

Meredith
CORPORATION

Steve Lacy

Good morning. We appreciate the opportunity to share some insight on Meredith and the value we offer investors.

Joining me is our Publishing Group President, Jack Griffin, and our investor relations team. We've made an effort in this presentation to address specific questions we've been getting from the investment community.

Slide 2

Safe Harbor

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Statements in this presentation that are forward-looking include, but are not limited to, the statements regarding broadcast pacings, publishing advertising revenues, as well as any guidance related to the Company's financial performance.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or the methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and the consequences of any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

2

This presentation includes certain forward-looking statements intended to serve as a reminder of the factors that could affect our business and its results over time.

This presentation also includes references to some non-GAAP financial measures such as EBITDA and free cash flow. The financial statements and tables that reconcile GAAP results and non-GAAP measures are posted on the Meredith Web site.

Slide 3

Agenda

- Strategic Overview
  - Our businesses are positioned better than ever
- Growth Strategies
  - Broadcasting
  - Publishing
  - Online
  - Diversified Businesses
- Financial Overview

3

Taking a look at the agenda we've put together today, l'll speak to why -- from a strategic standpoint -- our brands are positioned very strongly in the marketplace.

Then I'll take you through an update of our Broadcasting business.

I'll turn it over to Jack to talk about our Publishing, Online and Diversified businesses.

I'll close with a review of our financials.

Slide 4

Strategic Overview

Broad Media Footprint

Publishing
Revenues: $1,000

Better Homes and Gardens
Parents
Family Circle
fitness
More
american baby
Ladies' Home Journal

- 25 subscription titles
- 180 Newsstand titles

Broadcasting
Revenues: $350

FOX 12 OREGON
PDX49
KCTV 5
my ksmo TV
CBS 5
46 cbs46.com
EYEWITNESS NEWS 3
CBS 3 SPRINGFIELD

- 12 television stations
- 10% of U.S. households

Online and Diversified
Revenues: $250

More.com
Parents.com
LHJ.com
DODGE
food family
directive
genex.
NMS new media strategies
O'GRADY MEYERS
STREETS OF L.A.
WAL★MART
REALOGY
UNIVERSAL FURNITURE

- 43 Web sites
- Integrated Marketing
- Brand Licensing

$ in millions

4

Looking at a broad overview of our company, we have successfully built businesses of scale. Though we formally report earnings as Publishing and Broadcasting, we thought we'd break out for you the significant scale of our Online and Diversified businesses.

Our publishing business, anchored by such strong brands as Better Homes and Gardens, Parents and Family Circle, generates approximately $1 billion in annual revenues. Through this business, we reach 75 million unduplicated women each month, delivering both editorial content aimed at improving their lives, and messages on behalf of our advertisers.

Our 12 television stations, located mostly in fast-growing markets such as Atlanta, Phoenix and Portland, generate approximately $350 million in revenues and reach about 10 percent of U.S. households.

Our 43 consumer Web sites draw 20 million unique visitors each month. Unlike many in the Web economy, our Interactive division produces some of the highest profit margins at our company.

Our integrated marketing business has relationships with some of America's largest companies. We've been aggressively adding new digital capabilities to this business.

Tying all of these activities together is our enduring connection to the consumer. Our 85 million name database is one of the largest in the media industry. This asset is giving us the means to support our circulation activities and expand in a variety of new directions.

Slide 5

Strategic Overview

Balanced Revenue Mix

Advertising Revenues: 60%

Non-advertising Revenues: 40%

Parents
Better Homes and Gardens
More
KCTV 5
KANSAS CITY
FOX 12
OREGON
mind, body + spirit
fitness
PDX49
baby
UNIVERSAL
FURNITURE
REALOGY
WAL★MART
Better Homes and Gardens
NEW COOK BOOK
diabetic LIVING
genex.
free year
10 issues free!
NMS
new media strategies
More
O'GRADY MEYERS

5

Viewed through a different lens, approximately 60 percent of Meredith's $1.6 billion in annual revenues is derived from advertising sources, and 40 percent from non-advertising sources.

On the advertising side, our brands aggregate meaningful audience scale for advertisers.

On the non-advertising side, our activities range from newsstand sales of our magazines and books to our subscription activities to our fast-growing Integrated Marketing and licensing businesses.

This balance has given Meredith the ability to outperform our peers in times when the general economy is strong. It has also given us the strength to gain market share in past downturns, and again out-perform our competitors in times of recovery.

Slide 6

Strategic Overview

Growing Consumer Connection

	1997		2007
Better Homes and Gardens	35		39
Special Interest Media*	18		21
Ladies' Home Journal	16		14
Country Home	8		8
Other	6		9
Total	83	Subtotal	91
Family Circle			22
Parents			15
American Baby			6
Fitness			7
More			1
		Subtotal	50
		Total	141

Source: MRI Reports
Numbers in millions
* Actual circulation

6

One of the keys to Meredith's ongoing strength is our ability to position our brands in such a way that they grow in relevance to consumers over time. I am proud to say that our powerful brands continue to prove their enduring consumer appeal -- as evidenced by a number of recent brand licensing extensions that Jack will touch on later.

Our content in subject areas that matter most to women differentiates us from newspapers and newsweeklies. Total readership -- which includes some duplication among readers, has grown from approximately 83 million to 141 million over the last decade.

This is due to two important trends. First, readership among our brands is growing. Second, we have been adding new properties to our portfolio, further increasing our scale.

Slide 7

Strategic Overview

Growing consumer connection

	CY03	CY05	CY07
News Hours	240	300	340
Ad Rate:			
Portland	$614	$711	$1,114
Phoenix	$525	$998	$1,267
Atlanta	$920	$928	$972

7

In Broadcasting - where our connection to the consumer is measured in terms of ratings -- we have demonstrated success at improving our news product, growing ratings and monetizing those ratings gains.

Here you see the number of news hours across our station group, plus the rates we've charged for a 30-second spot during the evening news at our 3 top 25-market stations.

Slide 8

Strategic Overview

Industry Advertising Spending by Category

	2001	2006	2011 Forecast
Television	**30%**	**32.4%**	**31%**
Newspapers	29%	27%	22%
Radio	11%	10%	8.3%
Yellow Pages	8.8%	7.5%	6.4%
Consumer Magazines	**6.6%**	**6.4%**	**6.3%**
Trade Magazines	5.9%	5.4%	5.4%
Pure-Play Internet	3.6%	7.2%	13%
Out of Home	2.8%	3.4%	4.8%
Other	2.0%	1.5%	2.1%
TOTAL	**100%**	**100%**	**100%**

8

Source: Veronis Suhler Stevenson –September 2007

From an advertising platform standpoint, Meredith is also well-positioned.

This slide looks at share of advertising dollars in five-year intervals, beginning in 2001.

Despite the much-publicized shifts happening in today's media environment, the platforms where Meredith operates are collectively expected to either hold their own or grow.

To give you a sense of how online revenues are growing at Meredith, we expect more than 6 percent of our revenues in fiscal 2008 will be generated via online sources, climbing to approximately 10 percent by fiscal 2010.

Slide 9

Strategic Overview

Strong EPS Growth

$2.00
$2.50
$2.87
$3.29
2004
2005
2006
2007

Fiscal 2003-2006 - Diluted EPS from continuing operations before cumulative effect of changes in accounting principles
Fiscal 2007 – Diluted core earnings per share

9

Our positioning in the marketplace, operational expertise and ability to execute against our growth strategies have led to strong growth in earnings per share over time.

Slide 10

Agenda

- Strategic Overview
  - Our businesses are positioned better than ever
- Growth Strategies
  - Broadcasting
  - Publishing
  - Online
  - Diversified Businesses
- Financial Overview

10

Now I'll turn to our operating groups, beginning with Broadcasting.

Slide 11

Broadcasting

Diverse Portfolio in Fast-Growing Markets

Portland
Flint-Saginaw
Springfield
Des Moines
Hartford
New York
Las Vegas
Kansas City
Phoenix
Nashville
TELEMUNDO
Greenville
Atlanta

11

Our broadcast footprint includes 12 over-the-air stations and five digital tier stations. Ten of our stations are in the country's top 50 markets.

According to the latest rankings, our markets grew at an average rate of 2.8 percent, compared to the national average of 1.3 percent. Three of our markets -- Las Vegas, Atlanta and Phoenix -- ranked in the top 10 in growth. For example, Atlanta grew nearly 5 percent, passing Washington to become the number 8 market.

Our Meredith Video Solutions group, which is bringing our publishing brands to broadcast television and broadband video, works primarily from three locations: New York, Des Moines and Portland.

Slide 12

Broadcasting

Industry Leading Ad Revenue Growth

Calendar 2002-2007
Meredith 32%
LIN 21%
Media General 17%
Belo 13%
E.W. Scripps 12%
TVB Average 9%
Sinclair 8%
Hearst Argyle 5%
Washington Post 1%
Gannett -3%
Tribune -3%
Young -18%

Fiscal years

Source: Television Bureau of Advertising

12

Over the last 5 years, Meredith has been an outperformer in the Broadcasting business. Our ad revenue growth has exceeded 30 percent, compared to 9 percent growth on average for the industry.

Slide 13

Broadcasting

Broadcasting Growth Strategies

- **Continue momentum at current stations**
- **Grow existing new revenue streams**
- **Grow Meredith Video Solutions**
- Boost online presence and revenues

13

Looking at our strategic priorities, we're working on these 4 strategies.

I'll speak to the first three highlighted in bold.

Jack will touch on the last one in a few moments during an update of our online initiatives.

Slide 14

Broadcasting

Continue Momentum at Current Stations

- Expand news programming
  - Mornings fastest-growing news segment
- Monetize ratings gains
  - Emphasize big 3 markets
- Maximize political advertising revenues
- Disciplined expense management

When we talk about continuing the momentum at our stations, I am referring to several factors:

First, we will continue to expand and improve our news operations. Recently, we've made a particular effort to grow our morning news product. This is paying off, as morning news is the fastest-growing part of the day for news in terms of viewership and ad dollars.

Second, we will continue to monetize our ratings gains. As I showed you on an earlier slide, we've done this quite well but we believe there is still a great deal of opportunity ahead. For example, 8 of our stations still rank 3rd or lower in their markets in late news ratings. As we improve those rankings, our ad revenues will grow accordingly.

Third, we've put specific initiatives in place to maximize political advertising revenues. In 2006, the last non-political year, we generated about $4 million in political advertising revenue. We believe we will surpass that amount this fiscal year, and are currently forecasting a range of $5 million to $7 million.

Finally, we carefully manage our costs.

Slide 15

Broadcasting

Grow Existing New Revenue Streams

- Grow Cornerstone and branded programs
- Increase retransmission revenues
- Monetize digital spectrum

Parents

Better Homes and Gardens

LADIES' Home Journal

15

Within our Broadcasting business, we have several activities beyond news that are adding meaningful revenues and profit.

Our unique Cornerstones program leverages our powerful brands locally. We offer local advertisers multiplatform packages including print magazines, on air and online. This business grew approximately 20 percent year-over-year in the second quarter.

We received $5 million in retransmission revenue in fiscal 2007, most of which came from satellite providers. Our largest cable retransmission agreements are up for renewal in December, which means that we expect to recognize the full upside to retransmission revenue in our fiscal 2010. Although lots of negotiations are ahead, we believe retransmission revenues could conservatively range from $15 to $17 million in fiscal 2010.

Finally, we're taking steps to monetize the digital spectrum. Our 5 digital tier stations - up from 2 a year ago - give us a chance to offer local consumers more content, including news, weather and other programming.

Slide 16

Broadcasting

Grow Meredith Video Solutions

- Expand syndication of *Better* daily show
- Grow broadband channels
- Maximize Video on Demand opportunities
- Expand custom video activity

PTV-Baby Basics
Performing Infant CPR
Click Here To WIN $5,000!

16

We're particularly excited about our video solutions business, which produces broadcast quality video and secures its distribution across multiple platforms including online, on air and DVD.

The Better television show -- a daily lifestyle show we produce - is now in 14 markets and will be in 27 by September. This is up from a dozen in the fall of 2007.

Our broadband channels, Better.tv and Parents.tv, are helping us reach younger consumers.

We have a relationship for Parents.tv on Comcast's video-on-demand platform. We're looking to expand our presence.

Finally, we've been successfully creating custom videos for corporate clients, including a recent DVD for General Electric on using proper lighting in the home.

With that update of our Broadcasting business, I'll turn it over to Jack to tell you about the businesses he operates.

Slide 17

Publishing

Powerful Brands Across Life Stages

19 MILLION YOUNG ADULTS	13 MILLION YOUNG FAMILIES	29 MILLION ESTABLISHED FAMILIES	20 MILLION EMPTY NESTERS

fitness mind, body + spirit
Parents
FamilyCircle
american baby
Better Homes and Gardens
LADIES' HOME JOURNAL
SIEMPRE mujer
SER Padres
TRADITIONAL HOME
CountryHome
ReadyMade
Midwest Living
More

17

JACK GRIFFIN

Thank you, Steve.

Today, Meredith is clearly the leading media company serving women. Our reach to 75 million unduplicated women every month easily surpasses the female reach of Time, Hearst, and Condé Nast.

In Better Homes and Gardens, Parents, Family Circle and Ladies' Home Journal, we own four of the most recognized brands in the industry. Many of our newer brands also have tremendous potential, as does our Hispanic Ventures business, anchored by Ser Padres and Siempre Mujer.

The portfolio of properties we've strategically assembled is unmatched in our industry. Beginning with parenthood and home ownership and lasting throughout adulthood, we provide the information and inspiration that fuels womens' key passions in the areas of home, family, and their health and well-being.

We offer advertisers the unusual combination of very large and very targeted audiences that are at key decision-making times in their lives. Think for a moment the value of a new mother, who is choosing which brand of formula she will feed her baby, to a maker of infant formula. American Baby alone reaches half of all new parents in the country each and every month.

We continue to look at building more content expertise in areas that are important to women, including health.

Slide 18

Publishing

Industry Leading Ad Revenue Growth

Calendar 2002-2007

Meredith
138%
Rodale
137%
All PIB
102%
Conde Nast
83%
Hachette
55%
Hearst
50%
Time
24%
Martha Stewart Omnimedia
15%

18

Source: Publishers Information Bureau

With this portfolio of brands and our ability to execute against our growth strategies, we have outperformed our peers over time.

Here we're looking at advertising revenue growth from 2002 to 2007, as ranked by Publisher's Information Bureau.

PIB data is open rate from the rate card along with page increases. While it's directionally correct, the percentage increases are higher than what was actually realized.

Slide 19

Publishing

Diversifying Advertising Category Mix

	Calendar 2001	Calendar 2007	6-Year Cumulative Industry Growth
Food	12%	19%	+21%
Pharmaceutical	7%	13%	+26%
Cosmetics	7%	11%	+11%
Non-DTC	3%	6%	+26%
Retail	4%	4%	+15%
Direct Response	17%	12%	-15%
Home	24%	11%	-13%
Travel	5%	4%	-10%

19

From an advertising category mix standpoint, we've successfully diversified away from over-reliance on the Home and Direct Response categories -- which accounted for more than 40 percent of our pages 6 years ago.

We've accomplished this by emphasizing diversification at our titles, and also through the acquisitions of American Baby, Parents, Family Circle and Fitness.

On the left are Meredith's advertising pages by category in calendar 2001 and 2007. On the right is overall industry growth by category over the same period.

History -- represented by industry growth in the far right column - has proven this a wise strategy.

Slide 20

Publishing

Publishing Growth Strategies

- **Enhance vibrancy of key brands**
- **Strengthen retail businesses**
- Boost online presence and revenues
- Expand Meredith Integrated Marketing
- Increase Brand Licensing activities

20

We're currently working on these 5 strategies.

I'll speak to the first two bolded items now. Later I'll touch on the remaining three.

Slide 21

Publishing

Enhance Vibrancy of Key Brands

- Refine content to keep current with reader interests
- Increase advertising categories, market share, and nets per page
- Leverage 360-degree marketing as competitive advantage
- Expand and integrate brands across platforms
  - Podcasts
  - Mobile
  - Broadcast
  - Interactive
  - Broadband video

american baby

FamilyCircle

More

Better Homes and Gardens

LADIES' Home Journal

Parents

We are in a fine-tuning mode with our most important brands.

We continue to ensure our content reflects reader interests.

We're broadening our advertising to reach more categories, grow market share and increase our nets per page. As an example, we're working to grow our reach among advertisers in the non-endemic beauty, financial and technology categories. To accomplish this, we are focused on developing more editorial content in these areas.

Finally, we are extending the reach of our brands to platforms that are most popular with consumers.

Slide 22

Publishing

Grow Hispanic Ventures

- No. 1 Hispanic magazine publisher
  - Ser Padres (700,000)
  - Siempre Mujer (350,000)
  - Pregnancy titles (1,350,000)

- Growing demographic
  - 15% of U.S. population
  - 20% of U.S. births
  - 10% of U.S. homeowners
  - 100 million U.S. Hispanics by 2050

22

Meredith's first step toward the Spanish-speaking market came with our acquisition of the American Baby Group in 2002. We launched Siempre Mujer in 2005 as a women's service title for Hispanic women. And we gained additional Spanish-language brands through our acquisition of the Gruner + Jahr properties in 2005.

We think this market is a terrific opportunity. Hispanics currently represent the largest minority demographic in the United States. About 1 in 5 babies born in the United States is born to a Spanish-speaking mother today. Within a decade, that figure is expected to increase to 1 in 4.

We are proud to be the largest publisher of Spanish-language consumer magazines in the country.

Slide 23

Publishing

Strengthen Retail Business

- Consolidated retail activities
- Hire retail expert to lead sales and marketing operations
- Focus on core competencies
- Emphasize BHG brand
- Grow Web presence

diabetic LIVING

garden ideas & OUTDOOR LIVING

KITCHEN AND BATH IDEAS
Special Feature
Basement Waterproofing
garden ideas
Garden Ideas
Picture Perfect Lawn
Dream Stream

decorating

THE HOME DEPOT

NEW COOK BOOK

23

Meredith's retail business includes books and our special interest media. Given the major changes that have taken place in the retail marketplace over the last several years, the time had come for a more coordinated and strategic approach.  In January, we announced a number of steps designed to improve the effectiveness of this business.

This included combining our retail operations into one business group called Meredith Retail, and consolidating functions where appropriate.

Now I'll turn to our online activities.

Slide 24

Online

Growing Online Portfolio

Publishing

scrapbooks etc.
FamilyCircle
Better Homes and Gardens
You Could Win Our $10,000 Kitchen Giveaway
Bedroom Makeover CONTEST

- 25 websites
- 11 million unique visitors
- 140 million page views
- 2.8 million online subscriptions

Broadcasting

CBS 5 News Makes Mornings Easier
Weekdays 4:30 - 7:00am
FOX 12 OREGON
46 NEWS

- 18 websites
- 9 million unique visitors
- 40 million page views
- Mobile platforms

Broadband

Better.tv

Home. Family. Life.

Parents.tv

- 2.5 million video clips
- Multi-platform distribution
- Custom production

24

In this business, we have also demonstrated the ability to build businesses of scale. Today we attract approximately 20 million unique visitors and deliver 180 million page views.

Beyond offering an additional editorial platform for our consumers, the Internet is an important tool to help generate subscriptions to support our magazine circulation activity. Web-sourced subscriptions cost half traditional direct-mail sources. We generated nearly 3 million online orders during our last fiscal year.

Slide 25

Online

Growing Online Revenue Streams

$ 60
50
40
30
20
10
$ 0
$17
$22
$35
$50E
FY05
FY06
FY07
FY08
(estimate)

Combined Publishing and Broadcasting sites
$ in millions
E = Estimate

25

Revenues and profits from our consumer Web sites are growing at a rapid rate. Revenue and Operating profit rose approximately 50 percent in fiscal 2007.

As I mentioned earlier, the margins in this business are healthy.

From a strategic standpoint, this medium is an important part of our efforts to make our content available to our consumers wherever and whenever they want it, ensuring that our brands remain relevant to the next generation of consumers -- the daughters of Baby Boomers.

Slide 26

Online

Online Growth Strategies

- Strengthen position in core categories
- Expand into complementary categories
- Increase traffic and loyalty
- Aggressively grow revenues and profit

26

Looking at our strategic priorities:

We're strengthening our position in our core categories of Home and Family. In the last year, we've added significant new Web 2.0 capabilities to our largest sites by relaunching BHG.com and Parents.com.

We're expanding into complementary categories, such as health -- which I mentioned earlier.

These activities are helping build traffic to our sites and giving consumers more reasons to want to come back again and again.

And as traffic, page views and consumer loyalty rise, our revenues and profits are also growing.

Now I'll turn to the activities we're pursuing in our diversified businesses.

Slide 27

Diversified Businesses

Diversified Business Portfolio

Integrated Marketing

CHRYSLER
TOS AND ARCHITECTURE
HOW THE CAR INFLUENCES BUILDING DESIGN
spring '07 • verybestkids.com
very best kids
everything's coming up Spring!
Hunting for New Easter Ideas?
Happy Campers
In Your Own Backyard
7 Surefire Ways to Help Kids Love Veggies
Beyond Books: Everyday Habits that Boost Brainpower
Nestlé

NMS
new media strategies

O'GRADY MEYERS
INTERACTIVE AGENCY

directive
A SMARTER WAY TO CONNECT THE DOTS

genex.

Brand Licensing

WAL★MART®

UNIVERSAL®
FURNITURE

Parents
MAGAZINE
PLAY LEARN

REALOGY
FRANCHISING
SETTLEMENT
MORTGAGE
BROKERAGE
RELOCATION

27

We recognize opportunities beyond our core properties.

This includes:

Our expanded integrated marketing business

Our brand licensing initiatives

I'll spend a few moments talking about each in turn

Slide 28

Diversified Businesses

Growing Integrated Marketing Business

Meredith Integrated Marketing (pre-acquisitions)

Offline Custom Marketing — Database — Consumer Research — Editorial Expertise

Principal Financial Group · John Deere · The Home Depot · Carnival · Publix · DirecTV

O'Grady Meyers

E-CRM Strategy — Online Promotions — E-Branding

PowerBar · Farmer John · Nestlé Good Food, Good Life · Hot Pockets · Buitoni

Genex

Site Design — Multi-channel Marketing Strategies — E-CRM Strategy — E-Commerce Strategy

Honda · Toyota · Cessna · Ford · citistreet · KB Home · Disney

New Media Strategies

Word-of-Mouth Marketing — Viral — Online Research — Consumer Monitoring

Pepsi · USA network · AnnTaylor · Sprint · Auto Alliance Driving Innovation · SeaWorld Adventure Park Orlando · Nickelodeon

Directive

Database Marketing — Analytics — Customer Asset Management

Pizza Hut · Farmers · Dickies · Toshiba · Petco Where the pets go.

28

Meredith Integrated Marketing is the business-to-business arm of the company. This is one of our fastest-growing businesses. The funding for these large custom programs typically comes from the marketing budget -- a separate category than advertising.

On the first line you'll see Meredith Integrated Marketing as it existed two years ago -- primarily a custom publisher. (hit advance key)

As you can see, we've been transforming this business into a comprehensive marketing services provider with cutting edge digital assets. Through a series of 4 acquisitions, we've added more than 300 highly-skilled employees across the country. This gives us us the creative resources and expertise to offer clients the highest quality marketing solutions.

We continue to focus on adding capabilities to this business.

Slide 29

Diversified Businesses

Kraft Case Study

Our Contracted Assignment:

- Food and Family Magazines
- Food and Family Emails

New Assignments:

- Circulation consulting
- Database list rental
- Campaign management
- Brand insert development
- Video production

KRAFT
food&family
Summer's a breeze
Fast, Fresh Salads to enjoy tonight
58 delicious recipes
food&family
simple shortcuts
Got 5 minutes? Make dessert!
more fast & easy dessert ideas
ready, aim, sling!
the world of chocolate
community

29

Slide 30

Diversified Businesses

Expand Brand Licensing Activities

- Universal Furniture
  - Strong launch of furniture line
- Wal-Mart
  - Full line of Better Homes and Gardens home items
  - Approximately 400 to 600 SKUs per store
  - Available fall 2008
- Realogy
  - Launch Better Homes and Gardens Real Estate Service
  - Debuts July 2008

30

Turning to our licensing initiatives, we have an agreement with Universal Furniture to create a line of Better Homes and Gardens-branded furniture at mid to upper-middle price points. The furniture is available at 300 retail locations across the country, and has been cited as the top furniture launch of the last few decades.

Our agreement with Wal-Mart represents another exciting opportunity for Meredith and the Better Homes and Gardens brand. Meredith and Wal-Mart are working with a third-party design firm to create a line of 400-600 home products. We anticipate the Better Homes and Gardens line will be available for sale in the fall of Calendar 2008. We will provide more information about the timing and the scope of the program as it becomes available.

In October we announced an agreement that extends the Better Homes and Gardens brand to residential real estate. Realogy will create a new, international real estate franchise under the Better Homes and Gardens brand. Realogy is the clear leader in the industry. Meredith will receive ongoing royalty payments from Realogy, based on a percentage of sales from the Better Homes and Gardens Real Estate franchise system.

In aggregate, Meredith's current licensing business generates approximately $15 million in annual revenue. It is a highly profitable business. We expect our licensing revenues to increase by another $10 to $12 million in fiscal 2009 as a result of our Universal Furniture, Realogy and Wal-Mart programs.

Slide 31

Agenda

- Strategic Overview
  - Our businesses are positioned better than ever
- Growth Strategies
  - Broadcasting
  - Publishing
  - Online
  - Diversified Businesses
- Financial Overview

31

With that review of our operating activities, I'll turn it back to Steve, who will give you an update on our financials

Slide 32

Financial Overview

Strong Free Cash Flow

Fiscal 1998 through Fiscal 2007

Free Cash Flow	$1,100
Net Debt	500
Deferred Taxes	200
Stock Option Exercises	200
Available Cash	**$2,000**
Acquisitions, Net of Dispositions	$1,200
Share Repurchases	600
Dividends	200
Utilization of Cash	**$2,000**

32

Steve Lacy

We have a strong track record of generating cash, and we believe we've used that cash well to grow our business and reward our shareholders.

Over the past decade, we have generated more than $1.1 billion of free cash flow, which is defined as net earnings plus depreciation and amortization, less capex and excluding any special items. In a typical year, our free cash flow runs at 110 percent to 115 percent of net earnings.

We have completed approximately $1.2 billion in net acquisitions. We want to continue executing accretive acquisitions, similar to American Baby and Gruner + Jahr, every few years.

We have a consistent track record of returning capital to our shareholders through share repurchases and dividends.

Slide 33

Financial Overview

Growing Share Repurchases

$30
$62
$99
$197
$342
$400
$500
2002
2003
2004
2005
2006
2007
2008
(YTD)

33

$ in millions; fiscal years

Cumulative share repurchases in millions of $; fiscal years

We increased our repurchase activity substantially in recent years. We have repurchased almost 2 million shares so far this fiscal year, which is twice what we repurchased in the entire last fiscal year.

Slide 34

Financial Overview

Increasing Dividends Per Share

Dividend increases:

- **2008: 16%**
- **2007: 16%**
- **2006: 14%**
- **2005: 17%**
- **2004: 26%**

12% CAGR
$0.28
$0.30
$0.32
$0.34
$0.36
$0.38
$0.48
$0.56
$0.64
$0.74
$0.86
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Calendar years

34

We have paid dividends for 60 consecutive years, and increased our dividend for 13 straight years.

In January, we raised our quarterly dividend rate 16 percent. This is on top of meaningful increases in prior years.

Over the last 10 years, we have increased the dividend at an 12 percent compounded annual growth rate.

Slide 35

Financial Overview

Favorable Debt Structure

- $420 million total debt
- 5% cost of debt
- 1.3x debt to EBITDA
- 3.75x maximum debt to EBITDA

As of January 31, 2008

35

Our current debt is $420 million and the average cost is 5 percent. Our debt-to-trailing 12 month EBITDA ratio is 1.3, which provides plenty of opportunity for acquisitions. Our debt covenants allow a debt-to-EBITDA ratio of 3.75 to 1.

We retired $90 million in debt in fiscal 2007. So far in fiscal 2008, we've retired $55 million in debt.

Slide 36

Financial Overview

Key Cost Components

Paper

	November 2007	February 2008
Groundwood	+6%	+7%
Free sheet	+5%	+5%

Postage

	May 2007	May 2008
Periodicals	+9%	+3%
Subscription acquisition	+13%	+3%

36

I wanted to give you a sense of the movement we're seeing in some of our largest cost categories.

Paper is a commodity and prices reset quarterly. Our rate is determined after negotiations with the top five customers of each supplier. Groundwood represents about two-thirds of our paper usage and free sheet the other third.

Paper costs declined in the first half of fiscal 2008. We received mid-single digit increases in both paper categories effective in November and February. The question is whether this trend continues and the degree to which it is influenced by advertising volume.

After significant postal rate increases in the Spring of 2007, we expect a more modest increase in the 3% range in May 2008, tied to new postal reform legislation.

Slide 37

Financial Overview

Fiscal 2008 Outlook

Third Quarter

- Publishing advertising revenue
  - Down low- to mid-single digits
- Broadcast pacings
  - Down mid-single digits
- Earnings per share
  - Approximately $0.98E

Fourth Quarter and Full Fiscal Year

- Update on April 22 earnings call

37

E= Estimated

Now, let me turn to our outlook for the third quarter of fiscal 2008.

Publishing advertising revenues are currently down in the low- to mid-single digits. Broadcast pacings are currently down in the mid single digits.

We expect third quarter earnings per share of approximate $0.98.

Consistent with our practice, we will provide guidance for the fourth quarter and full fiscal 2008 when we report 3rd quarter earnings on April 22.

As outlined in our Safe Harbor statement, I want to remind you that a number of uncertainties still remain that can affect our results.

Slide 38

Summary

- Powerful stable of media brands and assets
- Growing online and video presence and revenues
- High-performing diversified business portfolio
- Strong financial position
- Industry-leading management
- Outperforming peers and increasing market share

38

In summary,

We have a powerful portfolio of media brands and assets that are well-positioned relative to our peers.

Our online properties are experiencing strong revenue growth while adding meaningful profits. We are making appropriate investments to ensure that growth continues.

Our non-advertising sources of revenue, including our licensing and integrated marketing businesses, are delivering exciting new revenues.

We have a very conservative balance sheet with plenty of dry powder to execute strategic acquisitions.

We have an extremely talented and deep bench of management talent. In the past few months alone both Paul Karpowicz -- who runs our Broadcasting group -- and Jack Griffin have been named Broadcaster and Publisher of the year, respectively, by influential trade organizations.

We have a history of outperforming our respective industries while also growing our market share.

We would be happy to answer any questions you may have.